Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated May 14, 2014, with respect to the consolidated financial statements of Tandberg Data Holdings S.ar.l. in this Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2014 by Overland Storage, Inc., and to the reference to us in such Current Report on Form 8-K.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

July 22, 2014